Exhibit 10.3
KORN/FERRY INTERNATIONAL 2008 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT
     1. Vesting. The Option will not be vested as of the Grant Date and will be forfeitable unless and until otherwise vested pursuant to the terms of this Agreement. After the Grant Date, subject to termination or acceleration as provided in this Agreement and the Plan, the Option will become vested as described in this Agreement; subject to (i) the Vesting Schedule set forth in the Notice and (ii) the Participant’s continued employment with the Company.
     2. Transfer Restrictions. The Participant may not sell, transfer, pledge, assign or otherwise alienate or hypothecate the Option other than as provided in Section 14 of the Plan, and the Option shall be exercisable only by the Participant during his or her lifetime.
     3. Nonqualified Stock Option. The Option is intended to be a nonqualified stock option and is not intended to be treated as an option that complies with Section 422 of the Code.
     4. Term of Option and Termination of Employment. Unless the Option earlier expires upon the Expiration Date set forth in the Notice, upon the termination of the Participant’s employment with the Company the Participant’s right to exercise the Option shall be as follows:
     (a) Upon the Participant’s termination of employment as a result of death, all of the Option shall be exercisable by the Participant’s estate, heir or beneficiary at any time during the one (1) year period commencing on the date of death. Any portion of the Option not exercised during the one (1) year period commencing on the date of death shall terminate as of the end of such one (1) year period. If the Participant should die within thirty (30) days of the Participant’s termination of employment with the Company, the Option shall be exercisable by the Participant’s estate, heir or beneficiary at any time during the one (1) year period commencing on the date of termination, but only to the extent of the number of Shares as to which the Option was exercisable as of the date of such termination. Any portion of the Option not exercised during the one (1) year period commencing on the date of termination shall terminate as of the end of such one (1) year period.
     (b) Upon the Participant’s termination of employment as a result of Disability, all of the Option shall be exercisable during the one (1) year period commencing on the date of termination. The portion of the Option not exercised during the one (1) year period commencing on the date of termination shall terminate as of the end of such one (1) year period.
     (c) Upon the Participant’s termination of employment for any reason other than those stated above in Sections 4(a) and (b) or as described in Section 15 of the Plan, (i) to the extent that the Option is not exercisable as of such termination date, such portion of the Option shall remain unexercisable and shall terminate as of such date, and (ii) to the extent that the Option is exercisable as of such termination date, such portion of the Option shall expire on the earlier of (x) ninety (90) days following such date and (y) the Expiration Date.
     5. Exercise. To exercise the Option (or any part thereof), the Participant must deliver a “Notice of Exercise” to the Company specifying the number of whole shares of Common Stock the Participant wishes to purchase and how the Participant’s shares of Common Stock should be registered. The Company shall not be obligated to issue any shares of Common Stock until the Participant has paid the total Exercise Price for that number of shares of Common Stock. The Exercise Price may be paid in shares of Common Stock, cash or a combination thereof, as determined by the Administrator.
     6. Tax Withholding. At the time the Participant’s Option is granted, or at any time thereafter as requested by the Company, the Participant hereby authorizes, to the fullest extent not prohibited by applicable law, withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Option.
     7. Securities Law Compliance. The Participant understands that the Company is under no obligation to register for resale the Shares subject to the Option. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares that may be purchased pursuant to the Option, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the Option and/or the Shares subject to the Option and (iii) restrictions as to the use of a specified brokerage firm or other agent for such resales or other transfers. Any sale of the Shares must also comply with other applicable laws and regulations governing the sale of such Shares.
     8. Limitation on Rights; No Right to Future Grants; Extraordinary Item. By entering into this Agreement and accepting the Option, the Participant acknowledges that: (i) the Participant’s participation in the Plan is voluntary; (ii) the value of the Option is an extraordinary item which is outside the scope of any employment contract with the Participant; (iii) the Option is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and the Participant will not be entitled to compensation or damages as a consequence of the Participant’s forfeiture of any unvested portion of the Option as a result of the Participant’s termination of service with the Company for any reason; and (iv) in the event that the Participant is not a direct employee of Company, the grant of the Option will not be interpreted to form an employment relationship with the Company and the grant of the Option will not be interpreted to form an employment contract with the Participant’s employer or the Company. The Company shall be under no obligation whatsoever to advise the Participant of the existence, maturity or termination of any of the Participant’s rights hereunder and the Participant shall be responsible for familiarizing himself or herself with all matters contained herein and in the Plan which may affect any of the Participant’s rights or privileges hereunder.

     9. Company Authority. Any question concerning the interpretation of this Agreement, the Notice or the Plan, any adjustments required to be made under the Plan, and any controversy that may arise under the Plan or this Agreement shall be determined by the Company (including any person(s) to whom the Company has delegated its authority) in its sole and absolute discretion. Such decision by the Company shall be final and binding.
     10. Information Confidential. As partial consideration for the granting of the Option, the Participant agrees that he or she will keep confidential all information and knowledge that the Participant has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.
     11. Application of the Plan. The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of hereof and as the Plan is amended from time to time. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise herein.
     12. Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.
     13. Entire Agreement; Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. These agreements are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
     14. Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and the Participant and the Participant’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.
     15. Undertaking. The Participant hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Participant’s interest pursuant to the express provisions of this Agreement.
     16. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as shown beneath its signature in the Notice, or to such other address as such party may designate in writing from time to time to the other party.

EXHIBIT A

CONSENT OF SPOUSE
     In consideration of the execution of the foregoing Stock Option Agreement by Korn/Ferry International, the undersigned, the spouse of “name”, the Participant named therein, does hereby agree to be bound by all of the terms and provisions thereof, the terms and conditions attached thereto, and those set forth in the Plan.

Signature of Spouse	Date

Print Spouse’s Name
[DECLARATION BELOW TO BE COMPLETED BY UNMARRIED INDIVIDUALS]
     I,                                         , the undersigned, hereby declare that I am not married as of the date hereof.

Name:	Date